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                                                                    EXHIBIT 21.1

                      PAREXEL INTERNATIONAL CORPORATION

                     LIST OF SUBSIDIARIES OF THE COMPANY

                                                                               PAREXEL
                                                                             OWNERSHIP(1)
Barnett International Corporation, a Massachusetts corporation                   100%
PAREXEL International Holding Corporation, a Delaware corporation                100%
PAREXEL International Securities Corporation, a Massachusetts corporation        100%
PAREXEL International Inc., a Delaware corporation                               100%
PAREXEL Unternehmensbeteiligung GmbH, a corporation organized under the
  laws of Germany                                                                100%
PAREXEL GmbH Independent Pharmaceutical Research Organization, a
  corporation organized under the laws of Germany                                100%
PAREXEL International Limited, a corporation organized under the laws of the
  United Kingdom                                                                 100%
AFB CLINLAB Laborleistungs Organisationsgesellschaft GmbH, a
  corporation organized under the laws of Germany                                100%
PAREXEL International SARL, a corporation organized under the laws of France     100%
PAREXEL International SRL, a corporation organized under the laws of Italy       100%
PAREXEL International Pty Ltd, a corporation organized under the laws of
  Australia                                                                      100%
PAREXEL International S.L., a corporation organized under the laws of Spain      100%
State and Federal Associates, Inc., a Virginia corporation                       100%
PAREXEL International (Lansal) Limited, a corporation organized under the
  laws of Israel                                                                 100%
Caspard Consultants, a corporation organized under the laws of France            100%
Sitebase Clinical Systems, Inc., a Massachusetts corporation                     100%

Rescon, Inc., a Virginia corporation
Sheffield Statistical Services, a corporation organized under the laws of the
  United Kingdom                                                                 100%
Pharmon , Ltd., a corporation organized under the law of Liechtenstein           100%
CLINNET, a corporation organized under the law of the United Kingdom             100%
PAREXEL ETT S.L., a corporation organized under the law of Spain                 100%

(1) Direct and indirect